EXHIBIT 5.1
[Letterhead of Conyers Dill & Pearman]
12 May 2008
LDK Solar Co., Ltd.
c/o Corporate Filing Services Limited
4th Floor, Harbour Centre
P.O. Box 613
George Town
Cayman Islands
British West Indies
Attention : The Board of Directors
Dear Sirs,
LDK Solar Co., Ltd. (the “Company”)
We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on Form S-8 dated 12 May 2008 (the “Registration Statement”, which term does not include any document or agreement attached as an exhibit thereto) to be filed with the Securities and Exchange Commission (the “Commission”) relating to the registration under the United States Securities Act of 1933, as amended, (the “Securities Act”) of 10,647,803 ordinary shares, par value US$0.10 per share (the “Ordinary Shares”), issuable pursuant to the Company’s Stock Incentive Plan, adopted on 31 July 2006 (the “Plan”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).
For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Plan. We have also reviewed the memorandum of association and the articles of association of the Company adopted on 31 July 2006, the memorandum of association and articles of association of the Company dated 1 May 2006 and the current Fourth Amended and Restated Memorandum and Articles of Association of the Company adopted on 17 April 2007, copies of the written resolutions of the sole shareholder of the Company passed on 31 July 2006 and written resolutions of the sole director of the Company passed on 31 July 2006 (together, the “Resolutions”) and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and other documents reviewed by us, (c) that the resolutions contained in the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (e) that, upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (f) that on the date of issuance of any of the Ordinary Shares the Company will have sufficient authorised but unissued shares, and (g) the Plan remains in full force and effect and has not been rescinded or amended.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Ordinary Shares by the Company pursuant to the Plan and is not to be relied upon in respect of any other matter.
On the basis of, and subject to, the foregoing, we are of the opinion that the Ordinary Shares to be issued by the Company pursuant to the Plan have been duly and validly authorised and when issued and paid for in accordance with the terms of the Plan and the appropriate entries have been made in the register of members of the Company, will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).
We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully,
/s/ Conyers Dill & Pearman
CONYERS DILL & PEARMAN